EXECUTIVE CHANGE-IN-CONTROL

                        EMPLOYMENT CONTINUATION AGREEMENT


         This Agreement made as of between Penn-America Group, Inc. (the "Corporation") and its wholly owned subsidiaries, Penn-America Insurance Company and Penn-Star Insurance Company, and (the "Employee").

         WHEREAS, Employee is presently employed by the Corporation as its _______________;

         WHEREAS, the Corporation considers it essential to foster the employment of well qualified management personnel, and, in this regard, the Board of Directors of the Corporation recognizes that the possibility of a change of control of the Corporation may exist and that such possibility, and the uncertainty which it may create among management, may result in the departure or distraction of key management personnel to the detriment of the Corporation;

         WHEREAS, the Board of Directors of the Corporation has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of key members of the Corporation's management to their assigned duties without such distraction;

         WHEREAS, the Board of Directors of the Corporation recognizes and anticipates that the Employee may have certain additional duties during any period preceding a change of control of the Corporation, which will need to be fulfilled without undue distraction or bias due to personal circumstances; and

         WHEREAS, in order to induce the Employee to remain in the employ of the Corporation, the Board of Directors of the Corporation has determined that the Employee should receive the compensation and benefits set forth in this Agreement in the event of a "Change of Control" (as defined in Section 1 hereof) of the Corporation, or in the event his employment with the Corporation is terminated subsequent to a Change of Control or in certain circumstances a Potential Change of Control (as defined in Section 1 hereof), as a cushion against the financial and career impact on the Employee of any such Change of Control;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Definitions. For all purposes of this Agreement, the following terms shall have the meanings specified in this Section unless the context clearly otherwise requires:

         (a) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) "Base Salary" shall mean the total cash remuneration earned by the Employee in all capacities with the Corporation and its Subsidiaries or






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Affiliates payable at the time of the regular payroll intervals of the
Corporation and shall consist of the Employee's then current bi-weekly salary compensation and monthly auto allowance.

         (c) A Person shall be deemed the "Beneficial Owner" of any securities:

                           (i) that such Person or any of such Person's
                  Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange;

                           (ii) that such Person or any of such Person's
                  Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including without limitation pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of any security under this subsection (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding
                  (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                           (iii) that are beneficially owned, directly or
                  indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subsection (ii) above) or disposing of any voting securities of the Corporation; provided, however, that nothing in this Section 1(c) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

         (d) "Board" shall mean the Board of Directors of the Corporation.






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         (e) "Change of Control" shall mean a transaction or series of transactions (including any cash tender or securities exchange offer, merger or other business combination, or contested election of directors, or any combination thereof) as the result of which:

         (i) any Person (other than Penn Independent or any of its shareholders as of the date of this Agreement, the Corporation, any Subsidiary of the Corporation, any employee benefit plan of Penn Independent, the Corporation or of any Subsidiary of the Corporation, any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such employee benefit plan or Employee or any Affiliate or Associate of Employee or any group of which Employee is a member and in which he participates in his capacity as a shareholder of the Corporation) together with all Affiliates and Associates of such Person, shall become the Beneficial Owner of a percentage ownership in the aggregate combined voting power of all Voting Securities of the Corporation then outstanding that is greater than the then current percentage ownership of Penn Independent in the aggregate combined voting powers of all Voting Securities of the Corporation then outstanding; or

         (ii) any Person (other than Penn Independent or any of its shareholders as of the date of this Agreement, the Corporation, any Subsidiary of the Corporation, any employee benefit plan of Penn Independent, the Corporation or of any Subsidiary of the Corporation, any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such employee benefit plan or Employee or any Affiliate or Associate of Employee or any group of which Employee is a member and in which he participates in his capacity as a shareholder of the Corporation) together with all Affiliates and Associates of such Person, shall become the Beneficial Owner of 30% or more of the aggregate combined voting power of all Voting Securities of the Corporation then outstanding, irrespective of Penn Independent's then current percentage ownership in such Voting Securities; provided that during any period of two consecutive calendar years there is a change of 25% or more in the composition of the Board in office at the beginning of such period, except for changes approved by at least two-thirds of the directors then in office who were directors at the beginning of the period; or

         (iii) any Person (other than Penn Independent or any of its shareholders as of the date of this Agreement, the Corporation, any Subsidiary of the Corporation, any employee benefit plan of Penn Independent, the Corporation or of any Subsidiary of the Corporation, any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such employee benefit plan or Employee or any Affiliate or Associate of Employee or any group of which Employee is a member and in which he participates in his capacity as a shareholder of the Corporation) together with all Affiliates and Associates of such Person, shall become the Beneficial Owner of greater than 50% of the aggregate combined voting power of all Voting Securities of Penn Independent; or

         (iv) during any period of two consecutive calendar years there is a change of 25% or more in the composition of the Board in office at the beginning of such period except for changes approved by at least two-thirds of the directors then in office who were directors at the beginning of the period; or

         (v) 80% or more of the assets of the Corporation and its Subsidiaries shall be sold or transferred to any Person (other than an Affiliate of the Corporation); or




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         (vi) the Board makes a determination that such transaction or transactions constitute a Change of Control for purposes of this individual Agreement; provided, however, that the Board shall make such determination in its sole and absolute discretion and need not make its determination in a uniform manner with respect to the Employee as may be accorded to other employees with similar agreements.

         For purposes of this Agreement, a Change of Control shall be deemed to have occurred on the date upon which any of the foregoing is consummated or becomes effective.

         (g) "Penn Independent" shall mean Penn Independent Corporation or any affiliate or subsidiary of Penn Independent that at the time of a Potential Change of Control or Change of Control is the Beneficial Owner of a majority of the combined voting power of the Corporation's Voting Securities.

         (h) "Person" shall mean any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, or any successor rule thereto.

         (i) "Potential Change of Control" shall mean the Company or Penn Independent enters into an agreement the consummation of which would constitute a Change of Control.

         (j) "Subsidiary" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

         (k) "Termination Date" shall mean the date of receipt of the Notice of Termination described in Section 2 hereof or any later date specified therein, as the case may be.

         (l) "Termination of Employment" shall mean the termination of the Employee's actual employment relationship with the Corporation.

         (m) "Termination upon a Change of Control" shall mean a Termination of Employment either (i) upon or within the twelve (12) month period immediately following a Change of Control or (ii) after the occurrence of a Potential Change of Control and prior to the occurrence of a Change of Control if a Change of Control occurs within twelve (12) months of such Termination of Employment, that is either:

                           (x) initiated by the Corporation for any reason other
                  than (A) the Employee's death or continuous illness, injury or incapacity for a period of six consecutive months or (B) for "cause," which shall mean misappropriation of funds, habitual insobriety, substance abuse, conviction of a crime involving moral turpitude, willful and material misrepresentation to the directors or officers of the Corporation; or

                           (y) initiated by the Employee following one or more
                  of the following occurrences:

                                    (A) an assignment to the Employee of any
                           duties inconsistent with, or a significant reduction or change by the Corporation in the nature or scope of the authority, duties or responsibilities of the Employee from those assigned to or held by the





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                           Employee immediately prior to the Change of Control
                           or Potential Change of Control, as the case may be;

                                    (B) any removal of the Employee from the
                           officer positions with the Corporation and its Subsidiaries held by him immediately prior to the Change of Control or Potential Change of Control, as the case may be, (if any), except in connection with promotions to positions of greater responsibility and higher prestige;

                                    (C) a reduction by the Corporation in the
                           Employee's Base Salary as in effect immediately prior to the Change of Control or Potential Change of Control, as the case may be, or as of the same may be increased thereafter;

                                    (D) a transfer or relocation of the site of
                           employment of the Employee, without his express written consent, to a location more than 50 miles from the general area in which his principal place of business immediately preceding the Change of Control or Potential Change of Control, as the case may be, may be located at such time;

                                    (E) any failure of the Corporation to comply
                           with and satisfy its obligations under Section 12 of this Agreement.

         (n) "Voting Securities" shall mean Common Stock and any other securities of the corporation entitled to vote generally for the election of directors or any security convertible into or exchangeable for or exercisable for the purchase of Common Stock (other than employee stock options or other employee stock purchase rights) or other securities of the corporation entitled to vote generally for the election of directors; and "Voting Power" means with respect to any Voting Security, the maximum number of votes that such security is or would be entitled to cast generally for the election of directors, and in the case of a convertible, exercisable or exchangeable Voting Security, considering such security both on an unconverted, unexercised or unexchanged basis and a converted, exercised or exchanged basis, as the case may be.

         2. Notice of Termination. Any Termination upon a Change of Control shall be communicated by a Notice of Termination to the other party hereto given in accordance with Section 13 hereof. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) briefly summarizes the facts and circumstances deemed to provide a basis for termination of the Employee's employment under the provision so indicated, and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date (which date shall not be more than 15 days after the giving of such notice).

         3. Compensation.

(a) If (i) Employee is actively employed with the Corporation at the time of a Change of Control, or (ii) the Employee's employment is voluntarily terminated by the Corporation for reasons other than death, disability, retirement or cause, as defined in Section 1(m)(x), after the occurrence of a Potential Change





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of Control and prior to the occurrence of a Change of Control, and a Change of
Control occurs within twelve (12) months of such Termination of Employment or
(iii) the Employee's employment is voluntarily terminated by the Employee for reasons specified in Section 1(m)(y) after the occurrence of a Potential Change of Control and prior to the occurrence of a Change of Control, and a Change of Control occurs within twelve (12) months of such Termination of Employment, then Employee shall receive, and the Corporation shall pay, the greater of the sum of $ or x's the Employee's then current annualized Base Salary;

         (b) Subject to the provisions of Section 9 hereof, in the event of the Employee's Termination upon a Change of Control, the Corporation shall pay to the Employee the greater of $ or x's the Employee's then current annualized Base Salary, said sum payable 80% upon the occurrence of the Change of Control and 20% upon the one-year anniversary of such Change of Control. Further, to the extent a bonus is otherwise payable under a plan or agreement between the Employee and Corporation, Employee shall be entitled to any such bonus, irrespective of any provision in such plan or agreement requiring that Employee be employed at the time of payment;

         4. Other Payments. Subject to the provisions of Section 9 hereof, in the event of the Employee's Termination upon a Change of Control, the Corporation shall:

         (a) pay to the Employee within fifteen days after the Termination Date to the extent not theretofore paid, the Employee's Base Salary through the Termination Date and a further amount equal to the Employee's salary in lieu of his unused vacation time, if any, both calculated at the rate in effect on the Termination Date, or, if higher, at the highest rate in effect at any time within the 90-day period preceding the Termination Date; and

         (b) to the extent permitted by applicable law, continue or cause to be continued until the expiration of the period of twelve whole months immediately following the Termination Date, on the basis in effect immediately prior to the Change of Control, medical and dental insurance benefits substantially equivalent in all material respects to those furnished by the Corporation and its Subsidiaries to the Employee immediately prior to the Change of Control; provided, however, that the obligation of the Corporation to provide such benefits shall cease at such time as the Employee is employed on a full-time basis by a corporation not owned or controlled by the Employee that provides the Employee, on substantially the same basis between the Corporation and the Employee in effect immediately prior to the Change of Control, with medical, dental and disability insurance benefits substantially equivalent in all material respects to those furnished by the Corporation and its Subsidiaries to the Employee immediately prior to the Change of Control.

         5. Enforcement.

         (a) In the event that the Corporation shall fail or refuse to make payment of any amounts due the Employee under Sections 3 and 4 hereof within the respective time periods provided therein, the Corporation shall pay to the Employee, in addition to the payment of any other sums provided in this Agreement, interest, compounded daily, on any amount remaining unpaid from the date payment is required under Section 3 or 4, as appropriate, until paid to the





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Employee, at the prime rate published daily in The Wall Street Journal, each change in such rate to take effect on the effective date of the change in such prime rate.

         (b) It is the intent of the parties that the Employee not be required to incur any expenses associated with the enforcement of his rights under this Agreement by arbitration, litigation or other legal action because of cost and expense thereof would substantially detract from the benefits intended to be extended to the Employee hereunder. Accordingly, the Corporation shall pay the Employee on demand the amount necessary to reimburse the Employee in full for all expenses (including all attorneys' fees and legal expenses) incurred by the Employee in enforcing any of the obligations of the Corporation under this Agreement.

         6. No Mitigation. The Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise.

         7. Nonexclusivity of Rights. Nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in or rights under any benefit, bonus, incentive or other plan or program provided by the Corporation or any of its Subsidiaries or Affiliates and for which the Employee may qualify; provided, however, that in the event of a Change of Control, the Employee will be required to make an irrevocable election, not later than five days prior to the date of the first payment to be made pursuant to Section 3 hereof, to receive either (i) the payments provided for in this Agreement or (ii) the payments designated as severance payments under any severance plan or severance agreement of or with the Corporation.

         8. No Set-Off. The Corporation's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Corporation may have against the Employee or others.

         9. Tax Gross-Up Amount.

         (a) In the event that any amount or benefit paid or distributed to the Employee pursuant to this Agreement, taken together with any amounts or benefits otherwise paid or distributed to the Employee by the Corporation or any affiliated Corporation (collectively, the "Covered Payments"), would be an "excess parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and would thereby subject the Employee to the tax (the "Excise Tax") imposed under Section 4999 of the Code (or any similar tax that may hereafter be imposed), then the Corporation will reimburse the Employee in an amount equal to the "Tax Gross-Up Amount" (as defined in the next sentence). The Tax Gross-Up Amount means an amount equal to the sum of the Excise Tax, any other similar federal tax and the amount of any other additional federal, state and/or local tax, including but not limited to any additional income tax, arising as a result of any payment pursuant to this Section 9(a), which sum may be due and payable by the Employee or withheld by the Corporation (collectively, the "Total Taxes") so that the Employee receives actual payments or benefits, after payment or withholding, in an amount no less than that which would have been received by him or her if no obligation for Total Taxes had arisen. The calculation and procedures applicable to the Tax Gross-Up Amount shall be as provided for in Appendix A to this Agreement.




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         (b) All of the fees and expenses of any accounting firm or other firm in performing the determinations and valuations referred to in subsection (a) above or Appendix A shall be borne solely by the Corporation. The Corporation agrees to indemnify and hold harmless such firm of and from any and all claims, damages and expenses of any nature resulting from or relating to its determinations and valuations pursuant to subsection (a) above and Appendix A, except for claims, damages or expenses resulting from the gross negligence or willful misconduct of such firm.

         10. Dispute Resolution. Any Controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in Hatboro, Pennsylvania in accordance with the commercial arbitration rules then in effect of the American Arbitration Association (the "AAA Rules"), before a panel of three arbitrators, one of whom shall be selected by the Corporation, the second of whom shall be selected by the Employee and the third of whom shall be selected by the other two arbitrators; provided, however, that to the extent that any of the AAA Rules or any portion thereof is inconsistent with the provisions of this Section 10, the latter shall govern. In the absence of the American Arbitration Association, or if for any reason arbitration under the AAA Rules cannot be initiated, or if one of the parties fails or refuses to select an arbitrator within 30 days after the time of notification of demand for arbitration by the other, or if the arbitrators selected by the Corporation and the Employee cannot agree on the selection of the third arbitrator within 30 days after such time as the Corporation and the Employee have each been notified of the selection of the other's arbitrator, the necessary arbitrator or arbitrators shall be selected by the Chief Judge of the United States Court of Appeals for the Third Circuit. In the event any controversy or claim is submitted for arbitration hereunder relating to the failure or refusal by the Corporation to perform in full all of its obligations hereunder, the Corporation shall have the burden of proof (as to both production of the evidence and persuasion) with respect to the justification for such failure or refusal. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The arbitrators shall not have the power to direct equitable relief.

         11. Term of Agreement. The term of this Agreement shall be effective on the date first above written and shall terminate upon the one year anniversary of such date, subject to automatic one year renewals unless the Corporation notifies the Employee at least 30 days prior to each anniversary date of its intention not to renew the Agreement; provided, however, that (i) after the signing of a definitive agreement addressing the terms and conditions of a Change of Control, this Agreement shall remain in effect until all of the obligations of the parties hereunder are satisfied or have expired, and (ii) this Agreement shall terminate if, prior to the Change of Control, the employment of the Employee with the Corporation or any of its Subsidiaries shall terminate for cause, as defined in Section 1(m)(x).

         12. Successor Corporation. The Corporation shall require any successor or successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation, by agreement in form and substance satisfactory to the Employee, to acknowledge expressly that this Agreement is binding upon and enforceable against the Corporation in accordance with the terms hereof, and to become





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jointly and severally obligated with the Corporation to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession or successions had taken place. Failure of the Corporation to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used in this Agreement, the Corporation shall mean the Corporation as hereinbefore defined and any such successor or successors to its business and/or assets, jointly and severally.

         13. Notice. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be delivered personally or mailed by registered or certified mail, return receipt requested, or by overnight express courier service, as follows:

         If to the Corporation, to:         Chairman of the Board
                                            Penn-America Group, Inc.
                                            420 S. York Road
                                            Hatboro, PA  19040

         If to the Employee, to:


or to such other names or addresses as the Corporation or the Employee, as the case may be, shall designate by notice to the other party hereto in the manner specified in this Section. Any such notice shall be deemed delivered and effective when received in the case of personal delivery, five days after deposit, postage prepaid, with the U.S. Postal Service in the case of registered or certified mail, or on the next business day in the case of overnight express courier service.

         14. Governing Law. This Agreement shall be governed by and interpreted under the laws of the Commonwealth of Pennsylvania without reference to the principles governing choice or conflict of laws applicable in that or any other jurisdiction.

         15. Contents of Agreement, Amendment and Assignment.

         (a) This Agreement supersedes all prior agreements to the contrary and sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended or terminated except upon written amendment executed by the Employee and approved by the Board and executed on the Corporation's behalf by a duly authorized officer.

         (b) Nothing in this Agreement shall be construed as giving the Employee any right to be retained in the employ of the Corporation.

         (c) Employee agrees to keep all non-public information regarding the terms and conditions of this Agreement completely confidential and, unless previously disclosed or required to disclose by law or court order, or necessary for the enforcement of the Agreement, Employee will not disclose any such information concerning this Agreement to anyone (other than Employee's immediate family, attorneys, and tax advisors, if any, all of whom shall be informed of and bound by this confidentiality provision);




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         (d) The Employee acknowledges that from time to time, the Corporation may establish, maintain and distribute employee manuals or handbooks or personnel policy manuals, and officers or other representatives of the Corporation may make written or oral statements relating to personnel policies and procedures. Such manuals, handbooks and statements of any nature by or on behalf of the Corporation (whether written or oral, and whether or not contained in any employee manual or handbook or personnel policy manual), and no acts or practices of any nature, shall be construed to modify this Agreement.

         (e) All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Employee and the Corporation hereunder shall not be assignable in whole or in part by the Corporation.

         16. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application.

         17. Remedies Cumulative; No Waiver. No right conferred upon the Employee by this Agreement is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Employee in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, including without limitation any delay by the Employee in delivering a Notice of Termination pursuant to Section 2 hereof after an event has occurred which would, if the Employee has resigned, have constituted a Termination upon a Change of Control pursuant to Section 1(m)(y) of this Agreement.

         18. Non-Compete and Non-Solicitation. During the twelve (12) month period immediately following a Change of Control, the Employee shall not engage, whether as owner, manager, operator or otherwise, directly or indirectly in any property and/or casualty insurance business, entity or organization that is based in the United States and that writes commercial insurance policies for businesses through a network of wholesale general agents on a binding authority basis. Ownership of less than 5% of the securities of any publicly traded company will not violate this paragraph. In addition, during such period the Employee shall not, directly or indirectly, (i) use any information obtained in the course of the Employee's employment by the Corporation for the purpose of notifying individuals of the termination of such employment, or of the Employee's willingness to provide services after such termination, (ii) otherwise solicit any person who is, or at any time during the term of the Employee's employment by the Corporation was, a customer of the Corporation, or
(iii) solicit or induce, or attempt to solicit or induce, any employee of the Corporation, other than any administrative assistant, to terminate such employment for any reason whatsoever or hire any employee of the Corporation, other than any administrative assistant.

         19. Consulting Agreement. In the event of the Employee's Termination upon a Change of Control, Employee agrees to be available as a consultant to the Corporation for a six-month period following such termination, not to exceed




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eight hours per week. During such consulting period, Employee shall be obligated to attend meetings, call on customers and be on call for consultation at such reasonable times and upon reasonable notice by the Corporation.

         20. Miscellaneous. All section headings are for convenience only. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.


                              PENN-AMERICA GROUP, INC.


                              By:
                                 -------------------------------------------
                              Its:  President and Chief Executive Officer



                              EMPLOYEE


                              -----------------------------------------------
                              Name:











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